Exhibit 16.1

October 25, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments under the heading "Changes In And Disagreements With Accountants On Accounting And Financial Disclosures" of Valley Commerce Bancorp's Prospectus constituting part of its Registration Statement, on Amendment No. 1 to Form SB-2, File No. 333-11883, to be filed with the Securities and Exchange Commission on or about October 26, 2004.
Yours truly,

/s/ Moss Adams LLP

Stockton, California